Exhibit 99.1

FOR IMMEDIATE RELEASE

Stoneridge Reports First-Quarter 2021 Results

STRONG FIRST QUARTER PERFORMANCE DESPITE EXTERNAL HEADWINDS

2021 First-Quarter Results

•	Earnings per diluted share (“EPS”) of $0.00
•	Adjusted EPS of $0.06
•	Sales of $193.8 million
•	Adjusted sales of $192.8
•	Gross profit of $46.1 million
•	Adjusted gross profit of $46.7 million (24.2% of sales)
•	Operating income of $2.1 million
•	Adjusted operating income of $3.6 million (1.8% of sales)
•	Adjusted EBITDA of $12.2 million (6.3% of sales)

2021 Full-year Guidance Update

•	Maintaining full-year revenue guidance due to Q1 outperformance and expectation that product portfolio will continue to outperform the market, offset by incremental forecasted production headwinds
•	Primarily as a result of external headwinds, reducing full-year adjusted EPS guidance by ($0.13) to a midpoint of $0.55 for;
o	Expected incremental supply chain related costs of $2.5 million to $3.0 million or adjusted EPS of approximately ($0.07 to $0.08)
▪	$5.0 million to $5.5 million expected for the full-year vs. prior expectation of $2.5 million
o	Expected unfavorable product mix ($0.07 to $0.08)
o	First quarter adjusted EPS outperformance of $0.06
o	Forecasted impact of foreign currency exchange rates and other impacts ~($0.04)

NOVI, Mich. – April 28, 2021 – Stoneridge, Inc. (NYSE: SRI) today announced financial results for the first quarter ended March 31, 2021, with sales of $193.8 million and earnings per diluted share (EPS) of $0.00. Adjusted sales were $192.8 million and adjusted EPS was $0.06 for the first quarter, considering normalizing adjustments primarily related to the gain on the disposal of the assets of the soot sensor business divestiture, fair value adjustments and restructuring expenses. The exhibits attached hereto provide additional detail on the normalizing adjustments.

For the first quarter of 2021, Stoneridge reported gross profit of $46.1 million and adjusted gross profit of $46.7 million (24.2% of sales). Operating income was $2.1 million and adjusted operating income was $3.6 million (1.8% of sales). Adjusted EBITDA was $12.2 million (6.3% of sales).

Jon DeGaynor, president and chief executive officer, commented, “In the first quarter we delivered strong financial performance and exceeded our previously outlined expectations from both a revenue and earnings perspective. Most importantly, we achieved our operating objectives with strong operational efficiency and reduced controllable costs. However, similar to companies in our industry and around the world, we incurred incremental costs related to global supply chain disruptions which reduced our adjusted operating income by $2.7 million, or more than 40%, in the quarter. We will continue to execute on the things that we can control as we respond efficiently and effectively to the macroeconomic environment.”

DeGaynor continued, “During the quarter, we continued the transformation of the company by finalizing an agreement to divest our soot sensor business, which is yet another transaction that will allow us to focus our resources on the technology platforms that will drive future growth. We continue to expand our MirrorEye® platform, as we prepare for our first OEM launches in the second half of 2021 and expand our retrofit programs. During the quarter, we announced that two fleets, Maverick and Montgomery, intend to install MirrorEye® on 100% of their new trucks. In addition, we are excited to announce our partnership with PACCAR with the launch of our digital instrument cluster on their recently introduced heavy- and medium-duty trucks.”

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First Quarter in Review

Control Devices adjusted sales, excluding the impact of the recently divested soot sensor business, totaled $97.6 million, a decrease of $0.3 million relative to the fourth quarter of 2020. First quarter adjusted operating margin, excluding the impact of the recently divested business, was 11.1%, a decrease of 140 basis points relative to the fourth quarter of 2020 primarily due to incremental costs related to supply chain related issues impacting gross margin.

Electronics sales totaled $88.7 million, an increase of $4.7 million relative to the fourth quarter of 2020 primarily due to increased sales in the off-highway end market as well as a favorable foreign currency impact of $1.0 million. First quarter adjusted operating margin was (0.7%), which was a decrease of 590 basis points relative to the fourth quarter of 2020 primarily driven by increased material and expediting costs as a result of supply chain disruptions, unfavorable product mix and incremental investment in engineering resources.

Stoneridge Brazil sales of $11.4 million decreased by $1.9 million relative to the fourth quarter of 2020 due to challenging macroeconomic conditions reducing demand in local end markets and unfavorable foreign currency impact of ($0.2 million). Stoneridge Brazil adjusted operating margin decreased by 90 basis points relative to the fourth quarter of 2020 primarily due to lower SG&A cost leverage from reduced sales offset by higher gross margin by 200 basis points.

Cash and Debt Balances

As of March 31, 2021, Stoneridge had cash and cash equivalents balances totaling $60.5 million. Total debt as of March 31, 2021 was $158.7 million. Total debt less cash and cash equivalents yielded a current net debt to trailing-twelve-month adjusted EBITDA ratio of approximately 2.9x. The Company expects to return to a more normalized net debt to trailing-twelve month adjusted EBITDA ratio of less than 2.0x by the end of 2021.

2021 Outlook

Bob Krakowiak, chief financial officer, commented, “We are maintaining our previously provided revenue guidance primarily due to first quarter outperformance and our expectation that our product portfolio will continue to outperform the underlying market, offsetting full-year forecasted production headwinds. Additionally, due to expected externalities and forecasted unfavorable product mix, partially offset by outperformance in the first quarter, we are reducing our full-year adjusted EPS guidance by $0.13 to a mid-point of $0.55. This results in full-year adjusted EPS guidance of $0.47 to $0.62.”

Further, the Company announced updated full-year adjusted gross margin guidance of 25.25% - 26.25%, adjusted operating margin guidance of 3.0% - 3.75% and adjusted EBITDA margin guidance of 7.5% - 8.25% primarily related to incremental supply chain related costs and other externalities, including currency exchange rates. The Company maintained the guided effective tax rate of 22.5% - 27.5%.

Conference Call on the Web

A live Internet broadcast of Stoneridge’s conference call regarding 2021 first-quarter results can be accessed at 9:00 a.m. Eastern Time on Thursday, April 29, 2021, at www.stoneridge.com, which will also offer a webcast replay.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Novi, Michigan, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial, off-highway, motorcycle and agricultural vehicle markets. Additional information about Stoneridge can be found at www.stoneridge.com.

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Forward-Looking Statements

Statements in this release contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this report and may include statements regarding the intent, belief or current expectations of the Company, with respect to, among other things, our (i) future product and facility expansion, (ii) acquisition strategy, (iii) investments and new product development, (iv) growth opportunities related to awarded business, and (v) operational expectations. Forward-looking statements may be identified by the words “will,” “may,” “should,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:

•	the impact of COVID-19, or other future pandemics, on the global economy, and on our customers, suppliers, employees, business and cash flows;
•	the reduced purchases, loss or bankruptcy of a major customer or supplier;
•	the costs and timing of business realignment, facility closures or similar actions;
•	a significant change in automotive, commercial, off-highway, motorcycle or agricultural vehicle production;
•	competitive market conditions and resulting effects on sales and pricing;
•	the impact of changes in foreign currency exchange rates on sales, costs and results, particularly the Argentinian peso, Brazilian real, Chinese renminbi, euro, Mexican peso and Swedish krona;
•	our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;
•	customer acceptance of new products;
•	our ability to successfully launch/produce products for awarded business;
•	adverse changes in laws, government regulations or market conditions, including tariffs, affecting our products or our customers’ products;
•	our ability to protect our intellectual property and successfully defend against assertions made against us;
•	liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;
•	labor disruptions at our facilities or at any of our significant customers or suppliers;
•	business disruptions due to natural disasters or other disasters outside of our control;
•	the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;
•	the amount of our indebtedness and the restrictive covenants contained in the agreements governing our indebtedness, including our revolving credit facility;
•	capital availability or costs, including changes in interest rates or market perceptions;
•	the failure to achieve the successful integration of any acquired company or business;
•	risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions; and
•	the items described in Part I, Item IA (“Risk Factors”) of our 10-K filed with the SEC.

The forward-looking statements contained herein represent our estimates only as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements or otherwise.

Use of Non-GAAP Financial Information
This press release contains information about the Company’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (”GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these non-GAAP financial measures for 2021 and 2020 is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

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Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that adjusted sales, adjusted gross profit and margin, adjusted operating income (loss) and margin, adjusted net income, adjusted earnings per share, adjusted EBITDA, adjusted EBITDA margin, net debt, adjusted income before tax, adjusted income tax expense and adjusted tax rate are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods.

Adjusted sales, adjusted gross profit and margin, adjusted operating income (loss) and margin, adjusted net income, adjusted earnings per share and adjusted EBITDA, net debt, adjusted income before tax and adjusted tax rate should not be considered in isolation or as a substitute for gross profit, operating income (loss), net income, earnings per share, debt, income before tax, income tax benefit or tax rate, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP.

For more information, contact Kelly K. Harvey, Director Investor Relations (Kelly.Harvey@Stoneridge.com)

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

Three months ended March 31 (in thousands, except per share data)	2021	2020

Net sales	$193,795	$182,966
Costs and expenses:
Cost of goods sold	147,709	137,569
Selling, general and administrative	29,376	29,503
Design and development	14,651	12,235
Operating income	2,059	3,659
Interest expense, net	1,766	1,030
Equity in earnings of investee	(614)	(457)
Other expense (income), net	358	(1,617)
Income before income taxes	549	4,703
Provision for income taxes	419	1,213
Net income	$130	$3,490

Earnings per share:
Basic	$0.00	$0.13
Diluted	$0.00	$0.13
Weighted-average shares outstanding:
Basic	27,017	27,232
Diluted	27,486	27,591

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CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(in thousands)	2021	2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$60,508	$73,919
Accounts receivable, less reserves of $1,186 and $817, respectively	149,709	136,745
Inventories, net	95,439	90,548
Prepaid expenses and other current assets	37,450	33,452
Total current assets	343,106	334,664
Long-term assets:
Property, plant and equipment, net	114,258	119,324
Intangible assets, net	52,940	55,394
Goodwill	37,545	39,104
Operating lease right-of-use asset	17,389	18,944
Investments and other long-term assets, net	56,239	53,978
Total long-term assets	278,371	286,744
Total assets	$621,477	$621,408

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of debt	$5,182	$7,673
Accounts payable	88,907	86,103
Accrued expenses and other current liabilities	50,582	52,272
Total current liabilities	144,671	146,048
Long-term liabilities:
Revolving credit facility	153,500	136,000
Deferred income taxes	11,985	12,935
Operating lease long-term liability	14,162	15,434
Other long-term liabilities	12,487	14,357
Total long-term liabilities	192,134	178,726
Shareholders' equity:
Preferred Shares, without par value, 5,000 shares authorized, none issued	-	-
Common Shares, without par value, 60,000 shares authorized, 28,966 and 28,966 shares issued and 27,162 and 27,006 shares outstanding at March 31, 2021 and December 31, 2020, respectively, with no stated value	-	-
Additional paid-in capital	228,832	234,409
Common Shares held in treasury, 1,804 and 1,960 shares at March 31, 2021 and December 31, 2020, respectively, at cost	(56,090)	(60,482)
Retained earnings	212,472	212,342
Accumulated other comprehensive loss	(100,542)	(89,635)
Total shareholders' equity	284,672	296,634
Total liabilities and shareholders' equity	$621,477	$621,408

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STONERIDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Three months ended March 31 (in thousands)	2021	2020

OPERATING ACTIVITIES:
Net income	$130	$3,490
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation	7,068	6,650
Amortization, including accretion and write-off of deferred financing costs	1,513	1,429
Deferred income taxes	(1,609)	76
Earnings of equity method investee	(614)	(418)
(Gain) loss on sale of fixed assets	(37)	131
Share-based compensation expense	1,162	1,372
Excess tax (benefit) deficiency related to share-based compensation expense	(319)	17
Gain on disposal of business, net	(739)	-
Change in fair value of earn-out contingent consideration	72	(633)
Changes in operating assets and liabilities:
Accounts receivable, net	(15,953)	(3,730)
Inventories, net	(7,282)	(5,838)
Prepaid expenses and other assets	(4,744)	(3,702)
Accounts payable	6,725	2,327
Accrued expenses and other liabilities	(2,439)	(7,733)
Net cash used for operating activities	(17,066)	(6,562)

INVESTING ACTIVITIES:
Capital expenditures, including intangibles	(7,718)	(7,140)
Proceeds from sale of fixed assets	155	8
Proceeds from disposal of business, net	1,050	-
Investment in venture capital fund, net	(399)	-
Net cash used for investing activities	(6,912)	(7,132)

FINANCING ACTIVITIES:
Revolving credit facility borrowings	20,500	71,500
Revolving credit facility payments	(3,000)	(36,500)
Proceeds from issuance of debt	11,434	1,958
Repayments of debt	(13,763)	(2,077)
Common Share repurchase program	-	(4,995)
Repurchase of Common Shares to satisfy employee tax withholding	(2,347)	(1,687)
Net cash provided by financing activities	12,824	28,199

Effect of exchange rate changes on cash and cash equivalents	(2,257)	(2,603)
Net change in cash and cash equivalents	(13,411)	11,902
Cash and cash equivalents at beginning of period	73,919	69,403

Cash and cash equivalents at end of period	$60,508	$81,305

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,652	$1,150
Cash paid for income taxes, net	$3,742	$1,832

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Regulation G Non-GAAP Financial Measure Reconciliations

Reconciliation to US GAAP

Exhibit 1 - Adjusted EPS

Reconciliation of Q1 2021 Adjusted EPS
(USD in millions)	Q1 2021	Q1 2021 EPS
Net Income	$0.1	$0.00

Less: After-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	0.1	0.00
Add: After-Tax Restructuring Costs	1.5	0.05
Add: After-Tax Business Realignment Costs	0.2	0.01
Less: After-Tax Gain from Disposal of Soot Sensor Business	(0.6)	(0.02)
Less: After-Tax One-Time Sale of Soot Sensor Product Inventory	(0.1)	(0.00)
Add: After-Tax Environmental Remediation Costs	0.3	0.01
Adjusted Net Income	$1.6	$0.06

Exhibit 2 – Adjusted Operating Income (Loss) by Segment

Reconciliation of Control Devices Adjusted Operating Income
(USD in millions)	Q1 2020	Q4 2020	Q1 2021
Control Devices Operating Income	$7.3	$12.0	$10.2

Add: Pre-Tax Restructuring Costs	2.2	0.6	1.4
Less: Pre-Tax Gain from Disposal of Soot Sensor Business	-	-	(0.7)
Add: Pre-Tax Business Realignment Costs	0.4	0.1	0.2
Less: Pre-Tax One-Time Sale of Soot Sensor Product Inventory	-	-	(0.1)
Add: Pre-Tax Environmental Remediation Costs	-	-	0.4
Control Devices Adjusted Operating Income	$9.9	$12.6	$11.4

Reconciliation of Electronics Adjusted Operating Income (Loss)
(USD in millions)	Q1 2020	Q4 2020	Q1 2021
Electronics Operating Income (Loss)	$2.9	$3.9	$(0.9)

Add: Pre-Tax Restructuring Costs	0.0	0.2	0.2
Add: Pre-Tax Business Realignment Costs	-	0.3	0.0
Electronics Adjusted Operating Income (Loss)	$2.9	$4.3	$(0.7)

Reconciliation of Stoneridge Brazil Adjusted Operating Income (Loss)
(USD in millions)	Q1 2020	Q4 2020	Q1 2021
Stoneridge Brazil Operating Income (Loss)	$0.9	$0.3	$(0.0)

Add(Less): Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	(0.6)	(0.2)	0.1
Add: Pre-Tax Business Realignment Costs	0.2	0.1	-
Stoneridge Brazil Adjusted Operating Income	$0.4	$0.1	$0.0

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Exhibit 3 – Adjusted Operating Income

Reconciliation of Adjusted Operating Income
(USD in millions)	Q1 2020	Q4 2020	Q1 2021
Operating Income	$3.7	$5.7	$2.1

Add(Less): Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	(0.6)	(0.2)	0.1
Add(Less): Pre-Tax Loss (Earnings) in Autotech Fund Investment	0.0	0.2	-
Add: Pre-Tax Restructuring Costs	2.2	0.8	1.6
Add: Pre-Tax Share-Based Comp Accelerated Vesting	0.1	-	-
Add: Pre-Tax Business Realignment Costs	0.6	0.4	0.2
Less: Pre-Tax Gain from Disposal of Soot Sensor Business	-	-	(0.7)
Less: Pre-Tax One-Time Sale of Soot Sensor Product Inventory	-	-	(0.1)
Add: Pre-Tax Environmental Remediation Costs	-	-	0.4
Adjusted Operating Income	$6.0	$7.0	$3.6

Exhibit 4 – Adjusted EBITDA

Reconciliation of Adjusted EBITDA
(USD in millions)	Q1 2020	Q4 2020	Q1 2021
Income (Loss) Before Tax	$4.7	$4.5	$0.5
Interest expense, net	1.0	1.8	1.8
Depreciation and amortization	8.1	8.6	8.4
EBITDA	$13.8	$14.9	$10.8
Add(Less): Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	(0.6)	(0.2)	0.1
Add(Less): Pre-Tax Loss (Earnings) in Autotech Fund Investment	0.0	0.2	-
Add: Pre-Tax Restructuring Costs	2.2	0.8	1.6
Add: Pre-Tax Business Realignment Costs	0.6	0.4	0.2
Less: Pre-Tax Gain from Disposal of Soot Sensor Business	-	-	(0.7)
Add: Pre-Tax Share-Based Comp Accelerated Vesting	0.1	-	-
Less: Pre-Tax One-Time Sale of Soot Sensor Product Inventory	-	-	(0.1)
Add: Pre-Tax Environmental Remediation Costs	-	-	0.4
Adjusted EBITDA	$16.1	$16.2	$12.2

Exhibit 5 – Adjusted Gross Profit

Reconciliation of Adjusted Gross Profit
(USD in millions)	Q1 2020	Q4 2020	Q1 2021
Gross Profit	$45.4	$49.6	$46.1

Add: Pre-Tax Restructuring Costs	1.5	0.3	0.6
Less: Pre-Tax One-Time Sale of Soot Sensor Product Inventory	-	-	(0.1)
Add: Pre-Tax Business Realignment Costs	0.1	0.1	-
Adjusted Gross Profit	$47.0	$50.0	$46.7

Exhibit 6 – Adjusted Sales

Reconciliation of Adjusted Sales
(USD in millions)	Q1 2020	Q4 2020	Q1 2021
Sales	$183.0	$189.7	$193.8

Less: Pre-Tax One-Time Sale of Soot Sensor Product Inventory	-	-	(1.0)
Adjusted Sales	$183.0	$189.7	$192.8

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Exhibit 7 – Control Devices Adjusted Sales

Reconciliation of Control Devices Adjusted Sales
(USD in millions)	Q1 2020	Q4 2020	Q1 2021
Control Devices Sales	$98.2	$100.4	$101.6

Less: Pre-Tax One-Time Sale of Soot Sensor Product Inventory	-	-	(1.0)
Adjusted Control Devices Sales	$98.2	$100.4	$100.6

Reconciliation of Control Devices Adjusted Sales Excluding Disposed Soot Sensor Business
(USD in millions)	Q1 2020	Q4 2020	Q1 2021
Adjusted Control Devices Sales	$98.2	$100.4	$100.6

Less: Sales from Disposed Soot Sensor Business	(2.4)	(2.5)	(3.0)
Adjusted Control Devices Sales Excluding Disposed Soot Sensor Business	$95.8	$97.9	$97.6

Exhibit 8 – Control Devices Adjusted Operating Income Excluding Disposed Soot Sensor Business

Reconciliation of Control Devices Adjusted Operating Income Excluding Disposed Soot Sensor Business
(USD in millions)	Q1 2020	Q4 2020	Q1 2021
Adjusted Operating Income	$9.9	$12.6	$11.4

Add(Less): Pre-Tax Loss (Gain) from Disposed Soot Sensor Business	0.1	(0.4)	(0.5)
Adjusted Operating Income Excluding Disposed Soot Sensor Business	$10.0	$12.3	$10.8

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Exhibit 9 – Adjusted Tax Rate

Reconciliation of Q1 2021 Adjusted Tax Rate
(USD in millions)	Q1 2021
Income Before Tax	$0.5

Add: Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	0.1
Add: Pre-Tax Restructuring Costs	1.6
Add: Pre-Tax Business Realignment Costs	0.2
Less: Pre-Tax Gain from Disposal of Soot Sensor Business	(0.7)
Less: Pre-Tax One-Time Sale of Soot Sensor Product Inventory	(0.1)
Add: Pre-Tax Environmental Remediation Costs	0.4
Adjusted Income Before Tax	$2.0

Income Tax Expense	$0.4

Add: Tax Impact From Pre-Tax Adjustments	0.1

Adjusted Income Tax Expense	$0.5

Adjusted Tax Rate	23.1%

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